Apollo Medical Holdings, Inc. Reports Fourth Quarter and Year Ended December 31, 2019 Results

ALHAMBRA, Calif., March 12, 2020 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed” or the “Company”) (NASDAQ: AMEH), an integrated population health management company, announced today its consolidated financial results for the fourth quarter and year ended December 31, 2019.
“We closed out 2019 on a high note and are very pleased with our fourth quarter financial performance, which demonstrated meaningful improvements in revenue, net income and adjusted EBITDA. The year was marked by significant accomplishments including our acquisition of Alpha Care Medical Group and Accountable Health Care IPA, the closing of the series of transactions with Allied Physicians of California IPA, and our achievement of now managing over one million lives.
Over the course of a successful 2019, we worked to build an organization that is both scalable and profitable. I believe we are well positioned to deliver sustainable growth as we continue to support the healthcare industry's shift to value-based care,” stated Kenneth Sim, M.D., Executive Chairman and Co-Chief Executive Officer of ApolloMed.

Financial Highlights for the Fourth Quarter Ended December 31, 2019:

•
Total revenue of $178.8 million for the quarter ended December 31, 2019, an increase of 68% as compared to $106.6 million for the quarter ended December 31, 2018, primarily due to the acquisitions of Alpha Care Medical Group and Accountable Health Care IPA, which were acquired on May 31, 2019 and August 30, 2019, respectively.

•
Capitation revenue, net, of $148.6 million for the quarter ended December 31, 2019, representing 83% of our total revenue, an increase of 92% compared to $77.5 million for the quarter ended December 31, 2018.

•
Risk pool settlements and incentives revenue of $18.5 million for the quarter ended December 31, 2019, an increase of 62%, as compared to $11.4 million for the quarter ended September 30, 2019, primarily due to the timing of incentives revenue paid and recognized.

•
Net income attributable to Apollo Medical Holdings, Inc. of $6.7 million for the quarter ended December 31, 2019, compared to net loss attributable to Apollo Medical Holdings, Inc. of $3.1 million for the quarter ended December 31, 2018. The increase from the prior year was primarily due to preferred dividends received from Allied Physicians of California IPA (“APC”) as a result of our completion of a series of transactions with APC on September 11, 2019.

•
Entered into a new management services agreement, effective January 1, 2020, to provide select management services to an independent practice association serving approximately 145,000 members in Southern California.

Financial Highlights for the Year Ended December 31, 2019:

•	Total revenue of $560.6 million for the year ended December 31, 2019, an increase of 8% as compared to $519.9 million for the year ended December 31, 2018.

•
Capitation revenue, net, of $454.2 million for the year ended December 31, 2019, representing 81% of our total revenue, an increase of 32% compared to $344.3 million for the year ended December 31, 2018.

•	Net income attributable to Apollo Medical Holdings, Inc. of $14.1 million, for the year ended December 31, 2019, an increase of 31% as compared to $10.8 million for the year ended December 31, 2018.

•	Net income of $17.7 million for the year ended December 31, 2019, a decrease of 71%, as compared to $60.3 million for the year ended December 31, 2018.

•	Adjusted EBITDA of $74.5 million for the year ended December 31, 2019, an increase of 11%, as compared to $67.2 million for the year ended December 31, 2018.

Guidance:
The following guidance on ApolloMed's total revenue, net income, EBITDA, and Adjusted EBITDA is based on ApolloMed's current view of existing market conditions and assumptions for the year ending December 31, 2020. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Refer to our discussion of “Forward-Looking Statements” within this earnings press release for additional details.
For the year ending December 31, 2020, we expect:

•	Total revenue between $665.0 million and $675.0 million,

•	Net income between $20.0 million and $30.0 million,

•	EBITDA between $55.0 million and $67.0 million, and

•	Adjusted EBITDA between $75.0 million and $90.0 million.
Refer to the “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” below and our discussion in “Use of Non-GAAP measures” below for additional information.

Recent Developments:

•	In February 2020, the Company updated Brandon Sim's title to Chief Technology Officer and VP of Engineering.

For more details on ApolloMed's December 31, 2019 year end results, please refer to the Company's Annual Report on Form 10-K to be filed with the U.S. Securities Exchange Commission (“SEC”) and accessible at www.sec.gov.

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018

Assets

Current assets
Cash and cash equivalents	$103,189,328	$106,891,503
Restricted cash	75,000	—
Investment in marketable securities	116,538,673	1,127,102
Receivables, net	11,003,563	7,734,631
Receivables, net – related parties	48,136,313	48,721,325
Other receivables	16,885,448	1,003,133
Prepaid expenses and other current assets	10,315,093	7,385,098
Loans receivable	6,425,000	—
Loans receivable - related parties	16,500,000	—

Total current assets	329,068,418	172,862,792

Noncurrent assets
Land, property and equipment, net	12,129,901	12,721,082
Intangible assets, net	103,011,849	86,875,883
Goodwill	238,505,204	185,805,880
Loans receivable – related parties	—	17,500,000
Investments in other entities – equity method	28,427,455	34,876,980
Investments in privately held entities	896,000	405,000
Restricted cash	746,104	745,470
Operating lease right-of-use assets	14,247,727	—
Other assets	1,680,689	1,205,962

Total noncurrent assets	399,644,929	340,136,257

Total assets	$728,713,347	$512,999,049

Liabilities, Mezzanine Equity and Shareholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$27,279,579	$25,075,489
Fiduciary accounts payable	2,027,081	1,538,598
Medical liabilities	58,724,682	33,641,701
Income taxes payable	4,528,867	11,621,861
Bank loan	—	40,257
Dividend payable	271,279	—
Finance lease liabilities	101,741	101,741
Operating lease liabilities	2,990,686	—
Current portion of long term debt	9,500,000	—

Total current liabilities	105,423,915	72,019,647

Noncurrent liabilities
Lines of credit - related party	—	13,000,000
Deferred tax liability	18,269,448	19,615,935
Liability for unissued equity shares	—	1,185,025
Finance lease liabilities, net of current portion	415,519	517,261
Operating lease liabilities, net of current portion	11,372,597	—
Long-term debt, net of current portion and deferred financing costs	232,172,134	—

Total noncurrent liabilities	262,229,698	34,318,221

Total liabilities	367,653,613	106,337,868

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation ("APC")	168,724,586	225,117,029

Shareholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, par value $0.001; 100,000,000 shares authorized, 35,908,057 and 34,578,040 shares outstanding, excluding 17,458,810 and 1,850,603 Treasury shares, at December 31, 2019 and 2018, respectively	35,908	34,578
Additional paid-in capital	159,608,293	162,723,051
Retained earnings	31,904,748	17,788,203
	191,548,949	180,545,832

Noncontrolling interest	786,199	998,320

Total shareholders’ equity	192,335,148	181,544,152

Total liabilities, mezzanine equity and shareholders’ equity	$728,713,347	$512,999,049

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenue
Capitation, net	$148,619,848	$77,472,872	$454,168,024	$344,307,058
Risk pool settlements and incentives	18,457,701	11,285,956	51,097,661	100,927,841
Management fee income	6,801,553	12,445,397	34,668,358	49,742,755
Fee-for-service, net	3,416,502	4,179,850	15,475,264	19,703,999
Other income	1,455,532	1,204,619	5,208,790	5,226,099

Total revenue	178,751,136	106,588,694	560,618,097	519,907,752

Operating expenses
Cost of services	151,879,511	80,543,050	467,804,899	361,132,111
General and administrative expenses	11,451,046	11,871,977	41,482,375	43,353,787
Depreciation and amortization	4,487,617	4,483,552	18,280,198	19,303,179
Provision for doubtful accounts	52	3,887,647	(1,363,363)	3,887,647
Impairment of goodwill and intangible assets	—	3,798,866	1,994,000	3,798,866

Total expenses	167,818,226	104,585,092	528,198,109	431,475,590

Income from operations	10,932,910	2,003,602	32,419,988	88,432,162

Other (expense) income
Loss from equity method investments	(8,062,650)	(5,552,066)	(6,900,859)	(8,125,285)
Interest expense	(3,383,323)	(186,513)	(4,733,256)	(560,515)
Interest income	718,345	77,648	2,023,873	1,258,638
Other income	198,373	737,183	3,030,203	1,622,131

Total other expense, net	(10,529,255)	(4,923,748)	(6,580,039)	(5,805,031)

Income (loss) before provision for income taxes	403,655	(2,920,146)	25,839,949	82,627,131

Provision for income taxes	1,683,002	(978,949)	8,166,632	22,359,640

Net (loss) income	(1,279,347)	(1,941,197)	17,673,317	60,267,491

Net (loss) income attributable to noncontrolling interests	(8,006,838)	1,154,755	3,556,772	49,432,489

Net income (loss) attributable to Apollo Medical Holdings, Inc.	$6,727,491	$(3,095,952)	$14,116,545	$10,835,002

Earnings (loss) per share – basic	$0.19	$(0.09)	$0.41	$0.33

Earnings (loss) per share – diluted	$0.18	$(0.09)	$0.39	$0.29

Weighted average shares of common stock outstanding – basic	35,163,089	33,550,160	34,708,429	32,893,940

Weighted average shares of common stock outstanding – diluted	36,717,834	33,550,160	36,403,279	37,914,886

APOLLO MEDICAL HOLDINGS, INC.
SUPPLEMENTAL INFORMATION

Capitated Membership
	December 31, 2019	December 31, 2018	December 31, 2017

MSO	421,000	665,000	670,000
IPA	530,000	265,000	270,000
ACO	29,000	30,000	29,000

Total lives under management	980,000	960,000	969,000

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net (loss) income	$(1,279,346)	$(1,941,198)	$17,673,317	$60,267,491
Depreciation and amortization	4,487,617	4,483,552	18,280,198	19,303,179
Provision for income taxes	1,683,002	(978,949)	8,166,632	22,359,640
Interest expense	3,383,323	186,513	4,733,256	560,515
Interest income	(718,345)	(77,648)	(2,023,873)	(1,258,638)
EBITDA	7,556,251	1,672,270	46,829,530	101,232,187

Loss from equity method investments	8,062,650	5,552,066	6,900,859	8,125,285
Other income	(198,374)	(737,183)	(3,030,204)	(1,622,131)
Adoption of revenue accounting standard	—	—	—	(49,640,000)
Provider bonus payments	—	—	12,100,000	—
Net provision for doubtful accounts	—	3,887,647	(1,363,363)	3,887,647
Impairment of goodwill and intangible assets	—	3,798,866	1,994,000	3,798,866
Severance payments	—	—	—	1,436,000
EBITDA adjustment for recently acquired IPAs	5,507,000	—	11,070,000	—
Adjusted EBITDA	$20,927,527	$14,173,666	$74,500,822	$67,217,854

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Year Ending
	December 31, 2020

	Low	High
Net income	$20,000,000	$30,000,000
Depreciation and amortization	18,000,000	20,000,000
Provision for income taxes	10,000,000	11,000,000
Interest expense	8,000,000	9,000,000
Interest income	(1,000,000)	(3,000,000)
EBITDA	55,000,000	67,000,000

Loss from equity method investments	5,000,000	6,000,000
EBITDA adjustment for recently acquired IPAs	15,000,000	17,000,000
Adjusted EBITDA	$75,000,000	$90,000,000
Use of Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with GAAP is net (loss) income. These measures are not in accordance with, or an alternative to, U.S. generally accepted accounting principles, (“GAAP”), and may be different from other non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations,  for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding losses from equity method investments and other income earned that is not related to the Company's normal operations. Adjusted EBITDA also excludes non recurring items, including those resulting from our adoption related to Accounting Standards Codification 606 - Revenue Recognition, provider bonus payments, net provision for doubtful accounts, impairment of goodwill and intangible assets, severance payments, and the effect on EBITDA of certain IPAs we recently acquired.
The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core and non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of ApolloMed's ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. Reconciliation between certain GAAP and non-GAAP measures is provided above.

Note About Consolidated Entities
The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net (loss) income attributable to noncontrolling interests is disclosed in the Company's consolidated statements of income.
Note About Stockholders' Equity, Certain Treasury Stock and Earnings Per Share
As of the date of this press release, 535,392 shares of ApolloMed's common stock to be issued as part of the merger (the “Merger”) involving ApolloMed and Network Medical Management, Inc. (“NMM”) in 2017 are subject to ApolloMed receiving from certain former NMM shareholders a properly completed letter of transmittal (and related exhibits) before such former NMM shareholders may receive their pro rata portion of ApolloMed common stock and warrants. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the Merger. The Company's consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and the Company is legally obligated to issue these shares as of the closing of the Merger.
Shares of ApolloMed's common stock owned by APC, a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company's consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company's earnings per share.
About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“NGACO”), and its affiliated IPAs and management services organizations (“MSOs”), is working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  ApolloMed focuses on addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes NMM (MSO), Apollo Medical Management, Inc. (MSO), ApolloMed Hospitalists, a Medical Corporation, (hospitalists), APA ACO, Inc. (NGACO), Allied Physicians of California IPA (IPA), Alpha Care Medical Group, Inc. (IPA), Accountable Health Care IPA (IPA) and Apollo Care Connect, Inc. (Digital Population Health Management Platform).  For more information, please visit www.apollomed.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company's guidance for the year ending December 31, 2020, continued growth, acquisition strategy, ability to delivery sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including, without limitation the risk factors discussed in the Company's Annual Report on Form 10-K, for the year ended December 31, 2019, filed with the SEC and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:
Asher Dewhurst
(443) 213-0500
asher.dewhurst@westwicke.com